Blue Owl Technology Finance Corp. Announces September 30, 2026 Financial Results

NEW YORK — November 4, 2026— Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF” or the “Company”) today announced financial results for its third quarter ended September 30, 2026.

THIRD QUARTER 2026 HIGHLIGHTS

•Third quarter GAAP net investment income (“NII”) per share of $0.29
•Third quarter adjusted NII per share(1) of $0.29, as compared to the prior quarter of $0.30
•Dividends totaled $0.40 per share, including a base dividend of $0.35 per share and a special dividend of $0.05 per share that was declared in connection with the listing, representing an annualized dividend yield of 9.6%(2)
•All special dividends declared in connection with OTF's listing last June have now been paid
•Net asset value (“NAV”) per share increased to $16.62, as compared to $16.48 as of June 30, 2026
•New investment commitments were $441 million and sales and repayments were $334 million
•Net debt-to-equity ended at 0.94x, as compared with 0.93x as of June 30, 2026
•Investments on non-accrual represented 1.8% and 1.1% of the portfolio at cost and fair value, respectively, as compared to 0.6% and 0.1% as of June 30, 2026
•Repurchased $55 million of common stock during the quarter, which was accretive to third quarter NAV per share
•Raised $900 million of new debt capital, including $550 million of senior unsecured notes, $250 million through a new SPV facility, and $100 million by upsizing an existing bilateral SPV

“OTF delivered a strong third quarter, with steady earnings and a rebound in NAV driving an 11.7% net income ROE,” said Craig W. Packer, Chief Executive Officer. “We continue to see improving market sentiment toward software and technology as investors take a more balanced view of the potential impacts of AI. This market recovery, together with continued health of our borrowers and accretive share repurchases, contributed to a 0.9% increase in NAV per share.”

“Investment opportunities across software and technology have become increasingly attractive, with wider spreads creating more favorable economics for lenders,” said Erik Bissonnette, President. “With approximately $2.9 billion of liquidity and leverage at the low end of our target range, OTF has significant capacity to selectively deploy capital at attractive terms. We also expect higher base rates to provide an additional earnings tailwind as our floating rate loans reset, supporting ROE expansion over time.”

Dividend Declarations
On November 3, 2026, the Board declared a fourth quarter 2026 base dividend of $0.35 per share for stockholders of record as of December 31, 2026, payable on or before January 15, 2027.

A full schedule of the record and payment dates can be found on the Company’s website at www.blueowltechnologyfinance.com.

______________________
(1) When applicable, adjusted to exclude any change in capital gains incentive fees accrued but not paid. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
(2) Dividend yield based on OTF's annualized Q3'26 base dividend of $0.35 per share payable to shareholders of record as of September 30, 2026, annualized Q3'26 special dividend of $0.05 per share payable to shareholders of record as of September 21, 2026, and Q3'26 NAV per share of $16.62.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025

GAAP results:
Net investment income per share	$0.29	$0.30	$0.28
Net realized and unrealized gains (losses) per share	$0.19	$0.03	$0.22
Net increase (decrease) in net assets resulting from operations per share	$0.48	$0.33	$0.50
Capital gains incentive fee expense (benefit) per share	$—	$—	$0.04

Non-GAAP financial measures(1)(2):
Adjusted net investment income per share	$0.29	$0.30	$0.32
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.48	$0.33	$0.54

Total investments at fair value	$14,814,824	$14,680,538	$12,884,046
Debt (net of unamortized debt issuance costs)	$7,174,233	$7,157,528	$4,966,719
Total Net Assets	$7,522,683	$7,539,865	$8,055,224
Net asset value per share	$16.62	$16.48	$17.27
Net debt-to-equity	0.94x	0.93x	0.57x

_____________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

PORTFOLIO COMPOSITION

As of September 30, 2026, the Company had investments in 207 portfolio companies across 39 industries, with an aggregate portfolio size of $14.8 billion at fair value and an average investment size of $71.6 million at fair value.

	September 30, 2026		June 30, 2026		September 30, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured (1)	$11,555,643	78.0%	$11,444,661	77.8%	$9,885,010	76.8%
Second-lien senior secured	502,234	3.4%	478,763	3.3%	426,867	3.3%
Unsecured debt	478,830	3.2%	464,478	3.2%	468,887	3.6%
Specialty finance debt	42,568	0.3%	40,774	0.3%	36,755	0.3%
Preferred equity	990,315	6.7%	951,696	6.5%	1,096,622	8.5%
Common equity	688,504	4.6%	747,669	5.1%	633,523	4.9%
Specialty finance equity	504,789	3.4%	515,617	3.5%	317,890	2.5%
Joint ventures	51,941	0.4%	36,880	0.3%	18,492	0.1%
Total investments	$14,814,824	100.0%	$14,680,538	100.0%	$12,884,046	100.0%
_____________________
(1) The Company considers 57%, 56% and 58% of first-lien senior secured debt investments to be unitranche loans as of September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

	September 30, 2026	June 30, 2026	September 30, 2025
Number of portfolio companies	207	205	185
Percentage of debt investments at floating rates	96.1%	96.7%	97.0%
Percentage of senior secured debt investments	81.7%	81.4%	80.4%
Weighted average spread over base rate of floating rate debt investments	5.3%	5.3%	5.6%
Weighted average total yield of accruing debt and income-producing securities at fair value	9.8%	9.6%	10.1%
Weighted average total yield of accruing debt and income-producing securities at cost	9.6%	9.3%	10.2%
Percentage of investments on non-accrual of the portfolio at fair value(1)	1.1%	0.1%	—%
_____________________
(1) Represents less than 1% for September 30, 2025.

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2026, new investment commitments totaled $441 million across 8 new portfolio companies and 7 existing portfolio companies. For the three months ended June 30, 2026, new investment commitments were $852 million across 6 new portfolio companies and 7 existing portfolio companies.

For the three months ended September 30, 2026, the principal amount of new investments funded totaled $317 million and aggregate principal amount of sales and repayments was $334 million. For the three months ended June 30, 2026, the principal amount of new investments funded totaled $551 million and aggregate principal amount of sales and repayments was $222 million.

	For the Three Months Ended September 30,	For the Three Months Ended June 30,	For the Three Months Ended September 30,
($ in thousands)	2026	2026	2025
New investment commitments:
Gross originations	$441,246	$864,056	$1,027,266
Less: Sell downs	—	(12,500)	(19,438)
Total new investment commitments	$441,246	$851,556	$1,007,828
Principal amount of new investments funded:
First-lien senior secured debt investments	$264,748	$510,968	$677,923
Second-lien senior secured debt investments	8,333	—	2,384
Unsecured debt investments	—	—	4,694
Specialty finance debt investments	—	—	4,859
Preferred equity investments	—	—	5,551
Common equity investments	15,625	30,667	17,504
Specialty finance equity investments	13,697	4,989	23,488
Joint venture investments	14,156	4,719	8,124
Total principal amount of new investments funded	$316,559	$551,343	$744,527

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$78,876	$148,515	$66,197

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(285,876)	$(164,447)	$(800,957)
Second-lien senior secured debt investments	—	—	—
Unsecured debt investments	—	(2,389)	—
Specialty finance debt investments	—	—	—
Preferred equity investments	—	(25,020)	(8,568)
Common equity investments	(23,894)	(9,997)	(4,694)
Specialty finance equity investments	(24,489)	(20,494)	(34,123)
Joint venture investments	—	—	—
Total principal amount of investments sold or repaid	$(334,259)	$(222,347)	$(848,342)

Number of new investment commitments in new portfolio companies(2)	8	6	12
Average new investment commitment amount in new portfolio companies	$39,673	$111,258	$60,942
Weighted average term for new investment commitments (in years)	3.6	6.5	6.2
Percentage of new debt investment commitments at floating rates	54.7%	100.0%	98.9%
Percentage of new debt investment commitments at fixed rates	45.3%	—%	1.1%
Weighted average interest rate of new investment commitments(3)	9.1%	9.0%	8.6%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.1%	5.3%	5.2%
_________________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.08%, 3.73%, 3.98% as of September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2026
Investment Income
Investment income modestly increased to $341 million for the three months ended September 30, 2026 from $338 million for the three months ended June 30, 2026, primarily reflecting modestly higher average leverage during the quarter. Other income remained relatively consistent period-over-period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments, spreads of new deployments, and base rate movements.

Expenses
Total operating expenses increased to $209 million for the three months ended September 30, 2026 from $199 million for the three months ended June 30, 2026, primarily due to increased average daily borrowings. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources
As of September 30, 2026, the Company had $221 million in cash, $7.3 billion in total principal value of debt outstanding, including $3.2 billion of unsecured notes and $2.6 billion of undrawn capacity(1) on the Company’s credit facilities. The funding mix was composed of 56.7% secured and 43.3% unsecured borrowings as of September 30, 2026 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of September 30, 2026. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on November 5, 2026 at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast. To pre-register for the call, please use the following link: https://www.blueowltechnologyfinance.com/webcast-registration?event_id=16477.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 407-8629
•International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available via a webcast link located on the News & Events section of OTF's website for one year, and via the dial-in numbers listed below for 14 days:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access ID: 13763102

_____________________
(1) Reflects undrawn debt, which is based on committed debt less debt outstanding as of September 30, 2026, and may not reflect the amount currently available due to borrowing base restrictions.

ABOUT BLUE OWL TECHNOLOGY FINANCE CORP.
Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of September 30, 2026, OTF had investments in 207 portfolio companies with an aggregate fair value of $14.8 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
Michael Mosticchio
Head of BDC Investor Relations
credit-ir@blueowl.com

Media Contact:
Andrew Williams
Head of Communications
media@blueowl.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Investments at fair value	$14,814,824	$14,680,538	$12,884,046
Total assets	$15,181,967	$15,054,901	$13,400,788
Net asset value per share	$16.62	$16.48	$17.27

GAAP results:
Total investment income	$341,285	$338,032	$322,590
Net investment income	$130,609	$138,644	$130,565
Net increase (decrease) in net assets resulting from operations	$219,257	$154,222	$234,935
Capital gains incentive fee expense (benefit)	$—	$—	$18,199

GAAP per share results:
Net investment income	$0.29	$0.30	$0.28
Net realized and unrealized gains (losses)	$0.19	$0.03	$0.22
Net increase (decrease) in net assets resulting from operations(1)	$0.48	$0.33	$0.50
Capital gains incentive fee expense (benefit)	$—	$—	$0.04

Non-GAAP per share financial measures(2)(3):
Adjusted net investment income	$0.29	$0.30	$0.32
Adjusted net increase (decrease) in net assets resulting from operations	$0.48	$0.33	$0.54

Weighted average yield of accruing debt and income producing securities at fair value	9.8%	9.6%	10.1%
Weighted average yield of accruing debt and income producing securities at amortized cost	9.6%	9.3%	10.2%
Percentage of debt investments at floating rates	96.1%	96.7%	97.0%

_____________________
(1) Totals may not sum due to rounding
(2) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(3) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	As of September 30, 2026 (Unaudited)	As of June 30, 2026 (Unaudited)	As of September 30, 2025 (Unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $14,096,488, $13,997,430, and $11,932,448, respectively)	$13,749,105	$13,643,875	$11,949,880
Non-controlled, affiliated investments (amortized cost of $629,156, $854,843, and $713,080, respectively)	482,304	728,216	756,010
Controlled, affiliated investments (amortized cost of $381,669, $150,520, and $93,994, respectively)	583,415	308,447	178,156
Total investments at fair value (amortized cost of $15,107,313, $15,002,793, and $12,739,522, respectively)	14,814,824	14,680,538	12,884,046
Cash (restricted cash of $21,690, $—, and $—, respectively)	219,158	210,276	396,921
Foreign cash (cost of $1,639, $3,435, and $225, respectively)	1,638	3,230	212
Interest and dividend receivable	103,515	114,967	83,621
Receivable from a controlled affiliate	1,219	897	—
Prepaid expenses and other assets	41,613	44,993	35,988
Total Assets	$15,181,967	$15,054,901	$13,400,788
Liabilities
Debt (net of unamortized debt issuance costs of $93,204, $95,067, and $82,572, respectively)	$7,174,233	$7,157,528	$4,966,719
Distribution payable	181,272	183,068	186,631
Management fee payable	56,147	53,949	47,969
Incentive fee payable	27,457	29,316	55,948
Payable for investments purchased	81,413	1,558	—
Accrued expenses and other liabilities	138,762	89,617	88,297
Total Liabilities	$7,659,284	$7,515,036	$5,345,564
Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 452,612,089, 457,612,537, and 466,464,720 shares issued and outstanding, respectively	$4,526	$4,576	$4,665
Additional paid-in-capital	7,422,413	7,477,530	7,687,119
Total accumulated undistributed earnings	95,744	57,759	363,440
Total Net Assets	7,522,683	7,539,865	8,055,224
Total Liabilities and Net Assets	$15,181,967	$15,054,901	$13,400,788
Net Asset Value Per Share	$16.62	$16.48	$17.27
______________________
Refer to “Note 8 — Commitments and Contingencies” within the 10-Q for additional details.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$282,240	$273,492	$266,669	$824,054	$675,025
Payment-in-kind ("PIK") interest income	24,673	24,969	23,823	73,699	61,752
Dividend income	232	453	—	1,210	539
PIK dividend income	14,316	13,657	16,120	42,317	39,975
Other income	3,004	4,167	3,909	10,347	12,653
Total investment income from non-controlled, non-affiliated investments	324,465	316,738	310,521	951,627	789,944
Investment income from non-controlled, affiliated investments:
Interest income	1,112	1,641	1,600	3,782	3,833
PIK interest income	267	255	1,160	1,300	3,291
Dividend income	6,324	15,073	5,563	31,024	17,582
PIK dividend income	(39)	3,405	3,292	6,733	9,494
Other income	13	23	22	58	105
Total investment income from non-controlled, affiliated investments	7,677	20,397	11,637	42,897	34,305
Investment income from controlled, affiliated investments:
Dividend income	9,143	897	432	10,733	625
Total investment income from controlled, affiliated investments	9,143	897	432	10,733	625
Total Investment Income	341,285	338,032	322,590	1,005,257	824,874
Operating Expenses
Interest expense	$117,295	$108,791	$85,427	$329,911	$224,440
Management fees, net(1)	56,147	53,948	47,970	164,008	96,386
Performance based incentive fees	27,457	29,316	49,737	46,088	87,230
Professional fees	3,332	3,090	2,938	9,163	9,147
Listing advisory fees	—	—	—	—	4,821
Directors' fees	483	420	259	1,177	832
Other general and administrative	3,830	3,401	3,261	10,517	7,819
Total Operating Expenses	208,544	198,966	189,592	560,864	430,675
Net Investment Income (Loss) Before Taxes	132,741	139,066	132,998	444,393	394,199
Income tax expense (benefit), including excise tax expense (benefit)	2,132	422	2,433	3,829	5,931
Net Investment Income (Loss) After Taxes	130,609	138,644	130,565	440,564	388,268
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$9,041	$11,954	$9,445	$(427,589)	$8,790
Non-controlled, affiliated investments	(6,133)	(38,635)	52,899	(88,543)	71,334
Controlled, affiliated investments	29,722	54,299	38,330	85,677	53,016
Translation of assets and liabilities in foreign currencies and other transactions	(13,227)	7,102	2,686	(9,784)	28,654
Income tax (provision) benefit	224	—	—	303	(843)
Total Net Change in Unrealized Gain (Loss)	19,627	34,720	103,360	(439,936)	160,951
Net realized gain (loss):
Non-controlled, non-affiliated investments	$53,696	$(14,349)	$(2,153)	$163,170	$(12,412)
Non-controlled, affiliated investments	—	(2,020)	—	(25,176)	—
Foreign currency transactions	15,325	(2,773)	3,163	14,966	(22,253)
Total Net Realized Gain (Loss)	69,021	(19,142)	1,010	152,960	(34,665)
Total Net Realized and Change in Unrealized Gain (Loss)	$88,648	$15,578	$104,370	$(286,976)	$126,286
Net Increase (Decrease) in Net Assets Resulting from Operations	$219,257	$154,222	$234,935	$153,588	$514,554

Earnings Per Share - Basic and Diluted	$0.48	$0.33	$0.50	$0.33	$1.32
Weighted Average Shares Outstanding - Basic and Diluted	456,177,660	460,878,695	466,720,357	460,411,307	389,912,688
______________________
Refer to “Note 3 — Agreements and Related Party Transactions” within the 10-Q for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represent net investment income, excluding any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represent net income, excluding any change in capital gains incentive fees accrued but not payable.

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	September 30, 2026		June 30, 2026		September 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$131	$0.29	$139	$0.30	$131	$0.28
Plus: Change in capital gains incentive fees accrued but not payable	—	—	—	—	18	0.04
Adjusted net investment income(1)	$131	$0.29	$139	$0.30	$149	$0.32

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure, or net income) to adjusted net increase (decrease) in net assets resulting from operations (or adjusted net income) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	September 30, 2026		June 30, 2026		September 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$219	$0.48	$154	$0.33	$235	$0.50
Plus: Change in capital gains incentive fees accrued but not payable	—	—	—	—	18	0.04
Adjusted net increase (decrease) in net assets resulting from operations(1)	$219	$0.48	$154	$0.33	$253	$0.54
______________________
(1) Totals may not sum due to rounding.